Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to aggregate 5,575,000 Series A Warrants and Series B Warrants to purchase up to aggregate 5,575,000 shares of Common Stock, par value $0.01 per share (“Share”) of Great Ajax Corp. at an exercise price of $10.00 per Share, dated as of September 12, 2022 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date:	September 12, 2022	MAGNETAR FINANCIAL LLC
		By:	Magnetar Capital Partners LP, its sole member
		By:	/s/ Alec N. Litowitz
Alec N. Litowitz
Manager of Supernova Management LLC, the general partner of Magnetar Capital Partners LP

Date:	September 12, 2022	MAGNETAR CAPITAL PARTNERS LP
		By:	Supernova Management LLC, its general partner
		By:	/s/ Alec N. Litowitz
Alec N. Litowitz
Manager of Supernova Management LLC

Date:	September 12, 2022	SUPERNOVA MANAGEMENT LLC
		By:	/s/ Alec N. Litowitz
Alec N. Litowitz
Manager
Date:	September 12, 2022
		By:	/s/ Alec N. Litowitz
Alec N. Litowitz